UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2024

CLEARPOINT NEURO, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34822	58-2394628
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

120 S. Sierra Ave., Suite 100

Solana Beach, California 92075

(Address of principal executive offices, zip code)

(888) 287-9109

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	CLPT	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On November 7, 2024, ClearPoint Neuro, Inc. (the “Company”) entered into an At-The-Market Equity Offering Sales Agreement (the “Sales Agreement”) with Stifel, Nicolaus & Company, Incorporated, as sales agent (the “Agent”), to sell shares of the Company’s common stock, par value $0.01 per share (“Common Stock”) having aggregate sales proceeds of up to $50 million (the “Shares”), from time to time, through an “at the market offering” program, as defined in as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended (the “Securities Act”). Any Shares sold under the Sales Agreement will be issued pursuant to the Company’s registration statement on Form S-3 (File No. 333-275476), which was declared effective by the Securities and Exchange Commission (“SEC”) on November 20, 2023, the base prospectus filed as part of such registration statement and the prospectus supplement filed by the Company with the SEC on the date hereof.

Subject to the terms and conditions of the Sales Agreement, the Agent will use commercially reasonable efforts, consistent with its normal trading and sales practices, applicable state and federal laws, rules and regulations, and the rules of the Nasdaq Capital Market, to sell the Shares from time to time based upon the Company’s instructions for the sales, including any price, time or size limits specified by the Company. Under the Sales Agreement, the Agent may sell the Shares by any method deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act. The Agent’s obligations to sell the Shares under the Sales Agreement are subject to satisfaction of certain conditions, including customary closing conditions.

The Company has agreed to pay Agent a commission of up to 3.0% of the gross sales price of the Shares for amounts of Shares sold from time to time pursuant to the Sales Agreement and to provide Agent with customary indemnification and contribution rights, including for liabilities under the Securities Act. The Company also will reimburse the Agent for certain specified expenses in connection with entering into the Sales Agreement. The Sales Agreement contains customary representations and warranties and conditions to the placements of the Shares pursuant thereto. The Company is not obligated to sell any Shares under the Sales Agreement and may at any time suspend solicitation and offers under the Sales Agreement. The Sales Agreement may be terminated by the Company at any time by giving written notice to the Sales Agent for any reason or by the Sales Agent at any time by giving written notice to the Company for any reason or immediately under certain circumstances, and shall automatically terminate upon the issuance and sale of all Shares.

The foregoing description of the Sales Agreement is not complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed herewith as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

A copy of the opinion of Bass, Berry & Sims PLC relating to the legality of the issuance and sale of the Shares that may be sold pursuant to the Sales Agreement is filed herewith as Exhibit 5.1 to this Current Report on Form 8-K.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any securities under the Sales Agreement, nor shall there be any sale of such securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 9.01.	Financial Statements and Exhibits.

(d)

Exhibit No.	Description
1.1	At-The-Market Equity Offering Sales Agreement, dated November 7, 2024, by and between the Company and Stifel, Nicolaus & Company, Incorporated.
5.1	Opinion of Bass, Berry & Sims PLC
23.1	Consent of Bass, Berry & Sims PLC (included in Exhibit 5.1).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 7, 2024	CLEARPOINT NEURO, INC.

	By:	/s/ Danilo D’Alessandro
	Name:	Danilo D’Alessandro
	Title:	Chief Financial Officer